Exhibit 99.1

Contact:

Tim Adams, Chief Financial Officer

Anne Rivers, Investor Relations

Jeff Keene, Healthcare Media

Cytyc Corporation: 508-263-8765

www.cytyc.com

Stephanie Carrington

The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Williams

Schwartz Communications: 781-684-0770

CYTYC REPORTS RECORD THIRD QUARTER 2005 RESULTS

Revenue Up 27 Percent to $130.8 Million

Net Income Up 26 Percent to $31.1 Million

Marlborough, MA October 26, 2005 – Cytyc Corporation (Nasdaq: CYTC), a leading women’s health company, today announced results for the third quarter and nine months ended September 30, 2005.

Revenue for the quarter ended September 30, 2005, rose to $130.8 million, compared to revenue of $102.8 million for the same period of 2004. Net income for the quarter was $31.1 million, or $0.26 per diluted share, compared to net income for the same period in 2004 of $24.8 million, or $0.21 per diluted share.

Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer, stated, “Our third quarter financial and operating performance was very strong. Worldwide revenue from our surgical product division was $40.5 million, representing more than 30 percent of total Company revenue and delivering a 106 percent increase from the third quarter of 2004. Once again, we had outstanding results from our NovaSure® endometrial ablation product line with third quarter revenues up 74 percent to $34.2 million. In addition, our acquisition of Proxima Therapeutics, which was completed in March 2005 and includes our MammoSite® product for breast cancer treatment, was accretive to our operating results for the second consecutive quarter.”

Mr. Sullivan continued, “Third quarter worldwide diagnostic product revenue was $90.3 million, up 9 percent compared to the third quarter of 2004. During the quarter we achieved two significant regulatory milestones for the ThinPrep Pap® Test. The U.S. Food and Drug Administration (FDA) approved two Pre-market Approval Supplements. One approval facilitates ancillary molecular testing from the ThinPrep Pap Test vial and the other approval relates to improved detection of endocervical and endometrial lesions. These enhancements to the industry-leading ThinPrep Pap Test are important clinical advancements for patients, their physicians, and our laboratory customers and provide unique differentiators for our cervical cancer screening technology.”

Mr. Sullivan concluded, “Our third quarter results underscore the success of our strategy to diversify our offerings of best-in-class products for women’s health. In addition to the continued strength of

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Cytyc Reports Record Third Quarter 2005 Results

our diagnostic franchise, we are very pleased with the excellent growth of the NovaSure business and the successful integration of Proxima Therapeutics.”

Revenue for the nine months ended September 30, 2005, rose to $369.6 million, compared to revenue of $283.0 million for the same period of 2004. Pro forma net income for the nine months ended September 30, 2005, which excludes the impact of an arbitration decision in February 2005, was $85.0 million, or $0.71 per diluted share, compared to pro forma net income for the same period in 2004 of $67.3 million, or $0.58 per diluted share, which excludes the charge for in-process research and development related to the acquisition of Novacept in March 2004.

Reported net income for the first nine months of 2005 was $80.1 million, compared to net income of $48.2 million in the first nine months of 2004, and reported earnings per diluted share were $0.67 for the first nine months of 2005, compared to $0.42 for the first nine months of 2004.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	% Change	2005	2004	% Change
	($ in millions)			($ in millions)
Diagnostic Products Revenues
Domestic	$78.5	$73.2	7%	$230.6	$213.6	8%
International	11.8	9.9	19%	36.4	30.3	20%

Total Diagnostic Products Revenue	90.3	83.1	9%	267.0	243.9	9%
Surgical Products Revenue (worldwide)	40.5	19.7	106%	102.6	39.1	163%

Total Company Revenue	$130.8	$102.8	27%	$369.6	$283.0	31%

Diagnostic products revenue consists primarily of revenue from the ThinPrep Pap Test and the ThinPrep® Imaging System. Revenue from surgical products consist primarily of revenue from the sales of the NovaSure System and the MammoSite Radiation Therapy System. Revenue for the nine months ended September 30, 2005 includes MammoSite sales from the date of the acquisition of Proxima Therapeutics on March 7, 2005. Revenue for the nine months ended September 30, 2004 includes NovaSure revenue from the date of acquisition of Novacept on March 24, 2004.

During the third quarter, the business generated $42.8 million of cash flow from operations bringing the total cash and investments at the end of the quarter to $152.8 million.

Cytyc discloses non-GAAP or pro forma measures that exclude certain charges. Non-GAAP measures may exclude such items as charges related to litigation and acquired in-process research and development. Cytyc management uses these measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in Cytyc’s business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, financial reporting measures prepared in accordance with GAAP.

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Cytyc Reports Record Third Quarter 2005 Results

Cytyc management will discuss third quarter results, business highlights and future expectations during a conference call on October 27, at 8:30 a.m. (Eastern). The call will be hosted by Patrick Sullivan, chairman, president, and chief executive officer; Daniel Levangie, executive vice president and chief commercial officer; and Timothy Adams, chief financial officer. A live webcast of the call may be accessed at Cytyc’s website, http://ir.cytyc.com, and the event will be available for replay at this site approximately two hours following the call until November 10, 2005. Those without web access may access the call by dialing 201-689-8470. A telephonic replay of the call will be available through November 10, 2005, by dialing 201-612-7415; enter account # 3055 and conference ID # 171728.

Cytyc Corporation is a leading women’s health company that designs, develops, manufactures, and markets innovative and clinically effective products. Cytyc products cover a range of women’s health applications, including cervical cancer screening, breast cancer risk assessment, treatment of excessive menstrual bleeding, and treatment of breast cancer.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and product acceptance, management of growth and product diversification, entry into new market segments, risks associated with litigation, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2004 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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Cytyc Corporation

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30, 2005	September 30, 2004
Net sales	$130,824	$102,787
Cost of sales	27,923	21,334

Gross profit	102,901	81,453

Operating expenses:
Research and development	8,245	5,424
Sales and marketing	32,761	26,349
General and administrative	11,453	8,402

Total operating expenses	52,459	40,175

Income from operations	50,442	41,278
Other expense, net:
Interest income	596	492
Interest expense	(1,792)	(1,801)
Other expense	(202)	(30)

Total other expense, net	(1,398)	(1,339)

Income before provision for income taxes	49,044	39,939
Provision for income taxes	17,901	15,177

Net income	$31,143	$24,762

Net income per common share —
Basic	$0.28	$0.22

Diluted	$0.26	$0.21

Weighted average common and potential common shares outstanding:
Basic	112,889	111,412

Diluted (1)	124,750	124,217

Cytyc Corporation

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Nine Months Ended September 30, 2005				Nine Months Ended September 30, 2004
	Pro Forma	Adjustment		As Reported	Pro Forma	Adjustment	As Reported
Net sales	$369,610	$—		$369,610	$282,986	$—	$282,986
Cost of sales	77,956	—		77,956	58,172	—	58,172

Gross profit	291,654	—		291,654	224,814	—	224,814

Operating expenses:
Research and development	23,002	—		23,002	15,031	—	15,031
In-process research and development	—	—		—	—	19,100 (3)	19,100
Sales and marketing	96,152	—		96,152	73,913	—	73,913
General and administrative	33,650	—		33,650	24,667	—	24,667
Arbitration decision	—	7,807	(2)	7,807	—	—	—

Total operating expenses	152,804	7,807		160,611	113,611	19,100	132,711

Income from operations	138,850	(7,807)		131,043	111,203	(19,100)	92,103
Other expense, net:
Interest income	2,014	—		2,014	1,597	—	1,597
Interest expense	(5,376)	—		(5,376)	(3,590)	—	(3,590)
Other expense	(1,588)	—		(1,588)	(703)	—	(703)

Total other expense, net	(4,950)	—		(4,950)	(2,696)	—	(2,696)

Income before provision for income taxes	133,900	(7,807)		126,093	108,507	(19,100)	89,407
Provision for income taxes	48,874	(2,850	)(2)	46,024	41,233	—	41,233

Net income	$85,026	$(4,957)		$80,069	$67,274	$(19,100)	$48,174

Net income per common share —
Basic	$0.75			$0.71	$0.61		$0.44

Diluted	$0.71			$0.67	$0.58		$0.42

Weighted average common and potential common shares outstanding:
Basic	113,243			113,243	110,707		110,707

Diluted (1)	125,101			125,101	120,479		120,479

(1)	Diluted earnings per share includes the effect of the assumed conversion of 8.4 million shares of our common stock (weighted for the periods deemed outstanding) related to our contingent convertible notes issued in March 2004, in accordance with new accounting rules effective for fiscal 2004. Inclusion of these shares decreased the Company's reported diluted earnings per share for the three and nine months ended September 30, 2005 by $0.01 and $0.02, respectively, but had no effect on the Company's diluted earnings per share for the nine months ended September 30, 2004.

(2)	Charge in connection with the DEKA Products Limited Partnership arbitration panel decision in the first quarter 2005.

(3)	Charge to write off in-process research and development costs related to the acquisition of Novacept in the first quarter of 2004.

Cytyc Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2005	December 31, 2004
	(unaudited)
Assets:
Current assets
Cash and investment securities	$152,826	$232,295
Accounts receivable, net	71,995	63,636
Inventories, net	23,195	17,310
Other current assets	10,948	7,549

Total current assets	258,964	320,790

Property and equipment:
Property and equipment	99,754	95,040
Equipment under customer usage agreements	60,168	42,380
Less: accumulated depreciation and amortization	(50,289)	(45,908)

Total property and equipment, net	109,633	91,512

Goodwill and other intangible assets, net	562,640	388,908
Other assets, net	7,337	8,140

Total Assets	$938,574	$809,350

Liabilities and Stockholders' Equity:
Current liabilities	$54,876	$42,585
Long-term debt and other non-current liabilities	320,580	279,320
Stockholders' equity	563,118	487,445

Total Liabilities and Stockholders' Equity	$938,574	$809,350